UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

(1) John F. Nemelka has been appointed to the Board of Directors (the “Board”) of Kana Software, Inc. (“KANA”) as a Class III director (term to expire in 2005), effective October 12, 2005.

(2) Pursuant to the Common Stock and Warrant Purchase Agreement, dated September 29, 2005, by and among KANA, NighWatch Capital Partners, LP, NightWatch Capital Partners II, LP and RHP Mater Fund, Ltd. (collectively, “Investors”), so long as the NightWatch funds own in excess of 12.5% (calculated on an as-converted basis with respect to the NightWatch funds) of the issued and outstanding common stock of KANA, the NightWatch funds shall have the right to appoint one (1) member to KANA’s Board. The NightWatch funds have designated Mr. Nemelka to be such appointee.

(3) Mr. Nemelka has not been appointed to any committees of the Board at this time.

(4) NightWatch Capital Management, LLC has sole voting and dispositive power over the aggregate 5,068,471 shares of common stock of KANA issued to the NightWatch funds during the private placement described below. Mr. Nemelka is the Managing Principal of NightWatch Capital Management, LLC.

On June 30, 2005, KANA completed a private placement of unregistered securities pursuant to which Investors paid KANA an aggregate of approximately $2,400,000 to purchase 1,631,541 shares of KANA common stock at $1.471 per share and warrants to purchase up to 815,769 shares of KANA common stock at an exercise price of $ 2.452 per share.

On September 29, 2005, KANA completed a second private placement of unregistered securities pursuant to which Investors paid KANA an aggregate of approximately $4,000,000 to purchase units, each consisting of one share of KANA common stock and 0.36 of a warrant, for $1.5227 per unit. KANA issued an aggregate of 2,626,912 shares of KANA common stock and warrants to purchase up to 945,687 shares of KANA common stock. The warrants have an exercise price of $ 2.284 per share. These warrants will become exercisable on March 28, 2006 and expire on September 29, 2010. The warrants that KANA issued in the June 30, 2005 private placement were also amended on September 29, 2005 so that they will become exercisable and expire on the same dates. In the event that KANA common stock is delisted from The NASDAQ National Market due to the failure to file the Quarterly Report on Form 10- Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, KANA has agreed to adjust the purchase price (through issuance of additional shares and warrants) at a price equal to the volume weighted average trading price per share of common stock for the three consecutive trading day period immediately following the day on which KANA issues a press release announcing the delisting, provided, that the adjusted purchase price per unit shall in no event be less than $0.95.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John Thompson
John Thompson
Chief Financial Officer

Date: October 13, 2005